UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 16, 2018

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.    Regulation FD Disclosure
As described in the Confidential Offering Memorandum, Proxy Solicitation Statement and Notice of Special Meeting, holders of Auction Market Preferred Shares (“AMPS”) participating in the exchange offer will receive Ambac Assurance Corporation’s (“AAC”) 5.1% Surplus Notes due 2020 held by AAC (the “Senior Surplus Notes”), and from Ambac Financial Group, Inc. ("AFG") cash and warrants to purchase an equivalent number of shares of common stock. The factored principal amount of $13,875.00 of Senior Surplus Notes (including accrued and unpaid interest through June 22, 2018) that comprises a portion of the consideration is equivalent to a non-factored principal amount of $12,933.158416 after applying the principal factor and the interest accrual factor. The total Senior Surplus Note consideration on a non-factored principal basis for a particular holder will be rounded down to the nearest whole dollar.
The information included in this Item 7.01 shall be deemed “filed” for purposes of Section 18 of the Exchange Act.
This Form 8-K is not an offer to exchange or a solicitation or acceptance of an offer to exchange any securities, which may be made only pursuant to the terms and conditions of the Offering Memorandum, nor is this Form 8-K an offer to buy or a solicitation or acceptance of an offer to buy any securities. In addition, this Form 8-K is not a solicitation of any proxies from holders of AMPS.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	July 16, 2018	By:	/s/ William J. White
First Vice President, Corporate Secretary and Assistant General Counsel